EXHIBIT (15)(b)

RESOLUTION

of the

BOARD OF DIRECTORS

Meeting Held:  March 24, 2011

Sun Life Assurance Company of Canada (U.S.)
(the “Company”)

Authorization for President, CFO, and CAO to Give Powers of Attorney:

RESOLVED, that for the purposes of facilitating the execution and filing of any registration statements of the Company or its separate account and any amendments thereto in compliance with Rule 483 under the Securities Act of 1933, the President, SLF U.S., the Senior Vice President and Chief Financial Officer, and the Vice President and Controller of the Company (collectively, the "Officers") are each hereby authorized to designate as their attorneys and agents the Senior Vice President and General Counsel of the Company, and/or such other attorneys or other agents of the Company as the Senior Vice President and General Counsel may designate, and each such Officer is further authorized to execute and deliver to the designated individuals a written power of attorney authorizing such individuals to execute, deliver, and file in such Officer's name, on behalf of the Company or its separate account, any such registration statement or amendment thereto.